SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 17, 1995
                                                         ----------------





                            ARTRA GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




                1-3916                                      25-1095978
         ----------------------                          -----------------
         Commission File Number                           I.R.S. Employer
                                                         Identification No.








   500 Central Avenue, Northfield, IL                          60093
 --------------------------------------                       --------
 Address of principal executive offices                       Zip Code

 Registrant's telephone number, including area code:   (708) 441-6650


                                 Not Applicable
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  7.          Financial Statements and Exhibits

                  On September 11, 1995, the Lori Corporation ("Lori"), then a 62.6% owned subsidiary Fill-Mor Holding Inc. ("Fill-Mor"), a wholly-owned subsidiary of ARTRA GROUP Incorporated ("ARTRA" or the "Registrant"), signed a stock purchase agreement to participate in the acquisition of one hundred percent of the capital stock of Spectrum Global Services, Inc. d/b/a YIELD Global ("YIELD"), a wholly owned subsidiary of Spectrum Information Technologies, Inc. ("SIT"). YIELD provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive, global database of technical specialists, with an emphasis on wireless communications capability. See Registrant's Form 8-K dated September 11, 1995.

                  On October 17, 1995, Lori completed the acquisition of one hundred percent of the capital stock of YIELD for consideration consisting of cash of approximately $6,000,000. See Registrant's Form 8-K dated October 17, 1995.

                  Effective December 1, 1995, Lori changed its corporate name to COMFORCE Corporation.

                  The registrant hereby files this Form 8-K/A to amend its Form 8-K dated October 17, 1995 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8- and to file pro forma financial information as required in accordance with Item 7(b) of Form 8-K as soon as practicable, not later than 60 days after November 1, 1995.



                  (a)      Financial Statements of Business Acquired

                           COMFORCE   Corporation   (formerly   Spectrum  Global
                           Services, Inc.) Financial Statements as of September 30, 1995 and December 31, 1994 (Unaudited).


                  (b)      Pro Forma Financial Information

                           Pro forma Consolidated Balance Sheet as of September 28, 1995

                           Pro forma Consolidated Statements of Operations for the nine month period ended September 28, 1995 and the year ended December 29, 1994 (Unaudited).

Item 7(a)               Financial Statements of Business Acquired


                              COMFORCE CORPORATION

                   (FORMERLY SPECTRUM GLOBAL SERVICES, INC.)

                              FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1995 AND DECEMBER 31, 1994

Comforce Corporation
Index to Financial Statements



                                                                        Page(s)


Report of Independent Accountants                                          1

Financial Statements:

 Balance Sheets as of September 30, 1995 and December 31, 1994             2

 Statements of Operations and Retained Earnings(accumulated deficit)
 for the nine month period ended September 30, 1995
 and the year ended December 31, 1994                                      3

 Statements of Cash Flows for the nine month period ended
 September 30, 1995 and the year ended December 31, 1994                   4

 Notes to Financial Statements                                            5-8

Report of Independent Accountants


To the Board of Directors of Comforce Corporation:

We have audited the accompanying balance sheets of Comforce Corporation (formerly Spectrum Global Services, Inc., the "Company") as of September 30, 1995 and December 31, 1994, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comforce Corporation as of September 30, 1995 and December 31, 1994, and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.



                                             COOPERS & LYBRAND L.L.P.

Melville, New York
December 1, 1995.

Comforce Corporation
Balance Sheets
as of September 30, 1995 and December 31, 1994

                                                 September 30,    December 31,
                ASSETS:                              1995             1994
                                                 ------------    ------------
Current assets:
  Cash and cash equivalents                      $  1,186,868    $    426,334
  Accounts receivable                               1,602,659       1,456,583
  Unbilled accounts receivable                        279,626         158,793
  Prepaid expenses and other assets                    23,173          32,664
                                                 ------------    ------------
          Total current assets                      3,092,326       2,074,374


Property and equipment, net                            93,708          55,877
Intangible assets                                   2,149,661       2,272,890
Other assets                                           14,491          25,477
                                                 ------------    ------------
          Total assets                           $  5,350,186    $  4,428,618
                                                 ============    ============



   LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIENCY):

Current liabilities (deficiency):
  Accounts payable                               $     42,792    $     27,714
  Accrued liabilities                                 423,580         229,703
  Income taxes payable                                                 24,453
  Accounts payable - parent                           978,855         178,106
  Accounts payable - affiliates                        30,980          30,086
                                                 ------------    ------------
          Total current liabilities                 1,476,207         490,062
                                                 ------------    ------------

Stockholders' equity (deficiency):
  Capital stock                                             1               1
  Additional paid-in capital                        3,919,999       3,919,999
  Retained earnings (accumulated deficit              (46,021)         18,556
                                                 ------------    ------------
          Total stockholders' equity                3,873,979       3,938,556
                                                 ------------    ------------
          Total liabilities and
            stockholders' equity (deficiency)    $  5,350,186    $  4,428,618
                                                 ============    ============


The accompanying notes are an integral part of the financial statements.

Comforce Corporation
Statements of Operations and Retained Earnings (Accumulated Deficit)


                                                  Nine month
                                                 period ended     Year ended
                                                 September 30,    December 31,
                                                     1995             1994
                                                 ------------    ------------

Sales                                            $  9,007,461    $  8,244,721
                                                 ------------    ------------


Direct costs and expenses:
Cost of sales                                       6,764,942       6,417,395
Operating expenses                                  1,159,168       1,133,298
                                                 ------------    ------------
     Total direct costs and expenses                7,924,110       7,550,693
                                                 ------------    ------------

                                                    1,083,351         694,028
                                                 ------------    ------------

Other income (expense):
  Interest income                                       6,632           8,975
  Overhead charges from parent (Note 9)            (1,139,560)       (803,280)
                                                 ------------    ------------
  Other income (expense)                           (1,132,928)       (794,305)
                                                 ------------    ------------

Loss before provision for income taxes                (49,577)       (100,277)

Income tax provision                                   15,000          14,740
                                                 ------------    ------------

     Net loss                                         (64,577)       (115,017)

Retained earnings, beginning of year                   18,556         133,573
                                                 ------------    ------------
     Retained earnings(accumulated deficit),
       end of period                             $    (46,021)   $     18,556
                                                 ============    ============


The accompanying notes are an integral part of the financial statements.

Comforce Corporation
Statements of Cash Flows


                                                   Nine month
                                                  period ended    Year ended
                                                  September 30,   December 31,
                                                      1995            1994
                                                 ------------    ------------

Cash flows from operating activities:
 Net (loss) income                               $    (64,577)   $   (115,017)
 Adjustments to reconcile net income to cash
  flows provided by operating activities:
    Depreciation                                        18,836         10,173
    Amortization                                       123,229        164,305
    Changes in operating assets and liabilities:
     Accounts receivable                              (146,076)      (256,348)
     Unbilled accounts receivable                     (120,833)      (158,793)
     Prepaid expenses                                    9,491         (9,186)
     Deposits                                           10,986        (24,360)
     Accounts payable                                   15,078         22,645
     Accrued liabilities                               193,877        139,216
     Accounts payable - parent                         800,749        178,106
     Income taxes payable                              (24,453)       (18,657)
     Accounts payable - affiliate                          894         30,086
                                                  ------------   ------------
       Net cash provided by (used in)
         operating activities                          817,201        (37,830)
                                                  ------------   ------------

Cash flows from investing activities:
 Purchase of property and equipment                    (56,667)       (54,318)
                                                  ------------   ------------
       Net cash used in investing activities           (56,667)       (54,318)
                                                  ------------   ------------

       Net increase (decrease) in cash
         and cash equivalents                          760,534        (92,148)
                                                  ------------   ------------

Cash and cash equivalents, beginning of year           426,334        518,482
                                                  ------------   ------------

Cash and cash equivalents, end of period          $  1,186,868   $    426,334
                                                  ============   ============

Cash paid for:
 Income taxes                                     $     35,371   $     51,884
                                                  ============   ============


The accompanying notes are an integral part of the financial statements.

Comforce Corporation
Notes to Combined Financial Statements


1.      Description of Business:

Comforce Corporation (formerly Spectrum Global Services, Inc., the "Company"), a Delaware Corporation, became a wholly owned subsidiary of Spectrum Information Technologies, Inc. through an acquisition of the Company's assets on October 31, 1993. On October 17, 1995, 100% of the stock of Spectrum Global Services, Inc. was sold to Lori Corporation, at which time the Company changed its name to Comforce Corporation. The Company provides telecommunications and computing staffing and consulting services worldwide.

2.      Summary of Significant Accounting Policies:

Revenue Recognition

Revenue for providing staffing services is recognized at the time such services are rendered.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid short-term investments with an original maturity of three months or less. Cash equivalents consists primarily of money market funds.

Accounts Receivable and Unbilled Accounts Receivable

Accounts receivable consists of those amounts due to the Company for staffing services rendered to various customers.

Accrued revenue consists of revenues earned and recoverable costs for which billings have not yet been presented to the customers as of the balance sheet dates.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, with any resulting profit or loss included in income.

Depreciation and amortization of assets are provided using the straight-line method over the estimated useful life of the asset.

Intangibles

Goodwill is amortized over 15 years on a straight line basis.

Income Taxes

Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred tax assets to their expected realizable value. The cumulative effect of implementing SFAS No. 109 as of January 1, 1994 was not significant.


3.      Purchase of Assets:

On October 31, 1993, Spectrum Information Technologies, Inc. purchased the assets and assumed the liabilities of Yield Industries, Inc. ("Yield") and Wintec Corporation ("Wintec"). Subsequent to this, the name was changed to Spectrum Global Services, Inc. The acquisition has been accounted for as a purchase. The fair value of the assets acquired, including goodwill, was $4,120,000 and liabilities assumed totaled $199,000. Goodwill of approximately $2,465,000 is being amortized over 15 years on a straight-line basis.


4.      Property and Equipment:

Property and equipment are summarized as follows:

                                            Life of
                                           equipment       1995         1994
                                           ---------    ---------   ---------


     Office equipment                      3-5 years    $  61,311   $  37,211
     Furniture and fixtures                 5-years        65,144      32,577
                                                        ---------   ---------
                                                          126,455      69,788
       Less, accumulated depreciation                      32,747      13,911
                                                        ---------   ---------
                                                        $  93,708   $  55,877
                                                        =========   =========

5.      Income Taxes:

The provision for income taxes of $15,000 for the nine months ended September 30, 1995 and $14,740 for the year ended December 31, 1994 reflects minimum state and local income taxes as the Company has state net operating losses on separate Company returns. The Company files its federal income tax return as part of its parent's consolidated return. Due to significant losses of the parent, the Company has provided a full valuation on the potential future benefit from its federal net operating losses. Net losses for financial reporting purposes do not differ significantly from net losses for income tax purposes.


6.      Concentration of Credit Risk:

The Company's accounts receivable as of September 30, 1995 and December 31, 1994 consist primarily of amounts due from telecommunication companies. As a result, the collectibility of these receivables is dependent, to an extent, upon the economic condition of the telecommunications industry. At September 30, 1995 and December 31, 1994, the Company had four customers with accounts receivable balances that aggregated 48% and 46%, respectively, of the Company's total accounts receivable. Percentages of total revenues from significant customers for the nine month period ended September 30, 1995 and the year ended December 31, 1994 are summarized as follows:

                                        September 30,  December  31,
                                            1995           1994
                                        ------------   ------------

          Customer 1                         19.2%         19.9%
          Customer 2                         12.9%         12.8%
          Customer 3                         10.5%          9.9%



The Company maintains cash in bank accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on their cash balances. The Company believes it mitigates such risk by investing its cash through major financial institutions.


7.      Accrued Expenses:

Accrued expenses consist of the following:
                                                  1995          1994
                                              ------------   ------------

  Payroll and payroll taxes                   $    274,864   $    143,449
  Workers' compensation                             70,000         70,000
  Professional fees                                 42,408          7,531
  Vacation                                          27,595          8,723
  Other                                              8,713
                                              ------------   ------------
                                              $    423,580   $    229,703
                                              ============   ============

8.      Commitments and Contingencies:

Leases

The Company leases office equipment under a noncancelable lease. Rental charges for office space was allocated from its parent and amounted to $13,260 and $9,945, respectively, for the nine month period ended September 30, 1995 and the year ended December 31, 1994.

At  September  30,  1995,   future  minimum  annual  rental   commitments  under
noncancelable operating leases are as follows:

     1996                         $   57,388
     1997                             58,583
     1998                             60,703
     1999                             62,913
     2000                             54,111
                                  ----------
                                  $  293,698
                                  ==========

Total rent expense for the nine month period ended September 30, 1995 and the year ended December 31, 1994 was $25,627 and $46,498, respectively.


9.      Related Party Transactions:

The Company is charged by its parent company for insurance, rent, payroll, professional fees, and other miscellaneous office expenses. Such charges amounted to $1,304,570 and $1,363,393 for the nine month period ended September 30, 1995 and for the year ended December 31, 1994, respectively.

The Company purchased furniture and equipment and was charged miscellaneous office expenses from its affiliates. Such charges amount to $1,014 and $29,967 in 1995 and 1994, respectively.

For the nine months ended September 30, 1995 and the year ended December 31, 1994, approximately $1,139,560 and $803,280, respectively, was charged to the Company by its parent, Spectrum Information Technologies, Inc. as a management charge which reflects an allocation of corporate overhead. Management expects that such charges will no longer continue as a result of the sale of the Company to Lori Corporation.


10.      Other Matters:

On January 26, 1995, Spectrum Information Technologies, Inc., filed petition for relief under Chapter 11 of the Bankruptcy Code (Spectrum Global Services, Inc., was not included in such filing). The sale of the stock of Spectrum Global Services, Inc. to Lori Corporation on October 17, 1995 was formally approved by the bankruptcy court.

In March 1995, the United States Attorney for the Eastern District of New York handed down indictments naming various officers, directors and employees of Spectrum Information Technologies, Inc., including the former president and founder of Spectrum Global Services, Inc., Mr. James Paterek, for allegedly conspiring to commit mail/wire fraud. Mr. Paterek has entered a plea of not guilty and the matter is still pending. He has resigned his position as president in September 1995, remains an owner of approximately 14.7% of Lori Corporation and continues as a consultant to the Company.

Item 7(b)                Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet at September 28, 1995 presents the financial position of the Company at September 28, 1995 as if the acquisition of Yield and the related private placement of Lori common shares had been consummated as of September 28, 1995. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 28, 1995 and the year ended December 29, 1994 present the Company's results of operations as if the acquisition of Yield and the related private placement of Lori common shares had been consummated as of December 30, 1993. Due to the issuances of additional Lori common stock relating to the Yield acquisition and certain other non-related transactions, ARTRA's common stock ownership interest in Lori will be reduced to approximately 25%. The following unaudited pro forma condensed consolidated financial statements present ARTRA's investment in Lori as accounted for using the equity method.

                            ARTRA GROUP INCORPORATED
                             PRO FORMA BALANCE SHEET
                               September 28, 1995
                            (Unaudited in thousands)


                                                              Deconsolidate    Pro Forma
                                                   Historical  COMFORCE (A)  Adjustments      Pro Forma
                                                   ----------  ------------  ------------    ------------
Current assets
   Cash                                                 $632           ($2)                         $630
   Accounts receivable                                10,184                         $76 (B)      10,260
   Inventories                                        18,433                                      18,433
   Assets of discontinued operations
     held for disposal                                16,164        (4,488)                       11,676
   Other current assets                                  674           (35)                          639
                                                  ----------  ------------                    ----------
                                                      46,087        (4,525)                       41,638
                                                  ----------  ------------                    ----------

Property, plant and equipment, net                    28,544                                      28,544

Investment in Yield                                      753          (753)                          --

Investment in COMFORCE (Lori)                                       (6,916)        3,631 (B)      (3,285)

Other noncurrent assets                                  105                                         105
Goodwill, net                                          3,672                                       3,672
                                                  ----------    ----------    ----------      ----------
     Total assets                                    $79,161      ($12,194)       $3,707         $70,674
                                                  ==========    ==========    ==========      ==========

Current liabilities
   Notes payable                                     $28,867       ($2,586)       $2,086 (B)     $28,367
   Current maturities of long-term debt               34,420                                      34,420
   Accounts payable                                   15,484          (660)          541 (B)      15,365
   Accrued liabilities                                18,367          (476)          125 (B)      18,016
   Income taxes                                          690                                         690
   Obligations expected to be settled
      by the issuance of common stock                  3,000        (3,000)                          --
   Liabilities of discontinued operations
      held for disposal                               14,159        (4,517)                        9,642
                                                  ----------    ----------                    ----------
               Total current liabilities             114,987       (11,239)                      106,500
                                                  ----------    ----------                    ----------

Long-term debt                                        11,086                                      11,086
Other noncurrent liabilities                           1,455          (955)          955 (B)       1,455
Commitments and contingencies

Redeemable common stock                                4,253                                       4,253
ARTRA redeemable preferred stock                       3,551                                       3,551
Bagcraft redeemable preferred stock                   10,625                                      10,625
BCA holdings redeemable preferred stock                4,087                                       4,087

Shareholders'  Equity  (Deficit)
  Common stock                                         5,091                                       5,091
  Additional paid-in capital                          36,764                                      36,764
  Receivable from related party                       (4,159)                                     (4,159)
  Accumulated deficit                               (107,774)                                   (107,774)
                                                  ----------                                  ----------
                                                     (70,078)                                    (70,078)
  Treasury stock                                        (805)                                       (805)
                                                  ----------                                  ----------
                                                     (70,883)                                    (70,883)
                                                  ----------    ----------    ----------      ----------
                                                     $79,161      ($12,194)       $3,707         $70,674
                                                  ==========    ==========    ==========      ==========

Pro Forma Adjustments to the the unaudited consolidated balance sheet consist of:

    (A) Deconsolidate Comforce (Lori) and reflect ARTRA's investment in and advances to Comforce (Lori) under the equity method.
    (B) Lori liabilities to be assumed by ARTRA per provisions of the Yield acquisition agreement.

                            ARTRA GROUP INCORPORATED
                        PRO FORMA STATEMENT OF OPERATIONS
                               September 28, 1995
                 (Unaudited in thousands, except per share data)



                                                                         Deconsolidate       Pro Forma
                                                            Historical     COMFORCE (A)      Adjustments           Pro Forma
                                                           -----------    -------------   --------------          ----------
Net sales                                                     $90,703                                                 $90,703
                                                           -----------                                             ----------

Costs and expenses:
   Cost of goods sold                                          76,871                                                  76,871
   Selling, general and administrative                         15,972          ($3,265)                                12,707
   Depreciation and amortization                                3,306                                                   3,306
                                                           -----------     -----------                             ----------
                                                               96,149           (3,265)                                92,884
                                                           -----------     -----------                             ----------

Operating loss                                                 (5,446)           3,265                                 (2,181)
                                                           -----------     -----------                             ----------

Other income (expense):
   Interest expense                                            (6,392)             410            ($410)(C)            (6,392)
   Equity in Comforce (Lori)                                                                     (3,387)(B)            (3,387)
   Other income (expense), net                                      1                                                       1
                                                           -----------     -----------                             ----------
                                                               (6,391)             410                                 (9,778)
                                                           -----------     -----------                             ----------

Loss from continuing operations before income taxes           (11,837)           3,675                                (11,959)
Provision for income taxes                                        (35)                                                    (35)
Minority interest                                                (671)                                                   (671)
                                                           -----------     -----------                             ----------
Loss from continuing operations                               (12,543)           3,675                                (12,665)
Dividends applicable to redeemable preferred stock               (422)                                                   (422)
Redeem common stock accretion                                    (246)                                                   (246)
                                                           -----------     -----------       ----------            ----------
Loss from continuing operations
   applicable to common shares                               ($13,211)          $3,675          ($3,797)             ($13,333)
                                                           ===========     ===========       ==========            ==========


Loss per share from continuing operations                      ($1.96)                                                 ($1.98)
                                                            =========                                               =========

Weighted average shares outstanding                             6,712                                                   6,712
                                                            =========                                               =========


Pro Forma Adjustments to the the unaudited consolidated statement of operations consist of:

    (A) Deconsolidate COMFORCE (Lori) and reflect ARTRA's investment in and advances to (Comforce) Lori under the equity method.
    (B)     Reflect ARTRA's equity in COMFORCE's (Lori) pro forma loss.
    (C)     Interest expense on Lori obligations assumed by ARTRA.

                            ARTRA GROUP INCORPORATED
                        PRO FORMA STATEMENT OF OPERATIONS
                                December 29, 1994
                 (Unaudited in thousands, except per share data)

                                                                         Deconsolidate       Pro Forma
                                                            Historical     COMFORCE (A)      Adjustments           Pro Forma
                                                           -----------    -------------   --------------          ----------
Net sales                                                     $111,837                                                $111,837
                                                            ----------                                              ----------

Costs and expenses:
   Cost of goods sold                                           94,766                                                   94,766
   Selling, general and administrative                          16,760            ($966)                                15,794
   Depreciation and amortization                                 4,344               (7)                                 4,337
                                                           -----------      -----------                             ----------
                                                               115,870             (973)                               114,897
                                                           -----------      -----------                             ----------

Operating loss                                                  (4,033)             973                                 (3,060)
                                                           -----------      -----------                             ----------

Other income (expense):
   Interest expense                                             (8,618)           1,316                                 (7,302)
   Equity in Comforce (Lori)                                                                      ($2,501)(B)           (2,501)
   Other income (expense), net                                      13                                                      13
                                                           -----------      -----------                             ----------
                                                                (8,605)           1,316                                 (9,790)
                                                           -----------      -----------                             ----------

Loss from continuing operations before income taxes            (12,638)           2,289                                (12,850)
Provision for income taxes                                          (9)                                                     (9)
Minority interest                                                 (889)                                                   (889)
                                                           -----------      -----------                             ----------
Loss from continuing operations                                (13,536)           2,289                                (13,748)
Dividends applicable to redeemable preferred stock                (516)                                                   (516)
Redeem common stock accretion                                     (309)                                                   (309)
                                                           -----------      -----------        ----------           ----------
Loss from continuing operations
   applicable to common shares                                ($14,361)          $2,289           ($2,501)            ($14,573)
                                                           ===========      ===========        ==========           ==========

Loss per share from continuing operations                       ($2.51)                                                 ($2.55)
                                                           ===========                                              ==========

Weighted average shares outstanding                              5,702                                                   5,702
                                                           ===========                                              ==========

Pro Forma Adjustments to the the unaudited consolidated statement of operations consist of:

    (A) Deconsolidate COMFORCE (Lori) and reflect ARTRA's investment in and advances to (Comforce) Lori under the equity method.
    (B)     Reflect ARTRA's equity in COMFORCE's (Lori) pro forma loss.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                                          ARTRA GROUP INCORPORATED
                                          ------------------------
                                                Registrant







Dated: December 28, 1995                      JAMES D. DOERING
------------------------           ------------------------------------------
                                          Vice President/Treasurer
                                         and Chief Financial Officer